New York Mortgage Trust Reports
Fourth Quarter 2017 Results

NEW YORK, NY - February 20, 2018 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three and twelve months ended December 31, 2017.

Summary of Fourth Quarter 2017:

•	Net income attributable to common stockholders of $24.6 million, or $0.22 per share (basic), and comprehensive income to common stockholders of $21.0 million, or $0.19 per share.

•	Net interest income of $15.0 million and portfolio net interest margin of 239 basis points.

•	Book value per common share of $6.00 at December 31, 2017, delivering an economic return of 2.5% for the quarter ended December 31, 2017.

•
Issued 5.4 million shares of 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock ("Series D Preferred Stock") resulting in total net proceeds of approximately $130.5 million after deducting underwriting fees, commissions and offering expenses.

•	Sold distressed residential mortgage loans for aggregate proceeds of approximately $37.6 million, which resulted in a net realized gain, before income taxes, of approximately $6.2 million.

•	Purchased CMBS securities, including a first loss PO security issued by Freddie Mac-sponsored multi-family K-Series securitizations, for an aggregate gross purchase price of $58.7 million.

•	Purchased Agency-fixed rate RMBS for a gross purchase price of approximately $788.7 million.

•	Declared fourth quarter dividend of $0.20 per common share that was paid on January 25, 2018.

Highlights for Full Year 2017:

•	Net income attributable to common stockholders in 2017 of $76.3 million, or $0.68 per share (basic).

•	Net interest income of $58.0 million and portfolio net interest margin of 273 basis points.

•	Delivered economic return of 10.9% for the year ended December 31, 2017.

•	Declared aggregate 2017 dividends of $0.80 per common share.

•	Issued $138.0 million aggregate principal amount of convertible notes in a public offering resulting in net proceeds to the Company of approximately $127.0 million.

•
Purchased CMBS securities, including two first loss PO securities issued by Freddie Mac-sponsored multi-family K-Series securitizations, for an aggregate gross purchase price of approximately $171.2 million.

•	Funded in aggregate $60.3 million of preferred equity investments in owners of multi-family properties.

•	Sold distressed residential mortgage loans for aggregate proceeds of approximately $179.7 million resulting in a net realized gain, before income taxes, of approximately $28.0 million.

Management Overview

Steven Mumma, NYMT's Chairman and Chief Executive Officer, commented: “the Company had a good fourth quarter, generating $24.6 million in net income and delivering a 2.5% economic return. We benefited from continued credit spread tightening in our multi-family portfolio and solid execution in our distressed residential loan portfolio. The improved changes in credit spreads increased the valuation on our multi-family CMBS by $13.7 million, while our distressed residential loan strategy generated $6.2 million of realized gains on sales, before taxes, for the quarter, bringing the distressed residential loan portfolio’s contribution for the year to $28.0 million, up $11.3 million from the previous year.
In October, the Company completed a $135 million offering of its Series D Preferred Stock, which we believe will be accretive to our common stockholders. We invested approximately $52.3 million of the offering proceeds in structured multi-family property investments, with the balance of the proceeds invested in our Agency RMBS strategy. The Company was able to purchase a Freddie Mac K-Series first loss PO security and certain related IO securities for approximately $36.7 million in October, even though competition for credit assets continued to be very competitive. This is the second Freddie Mac K-Series investment we completed this year, bringing our 2017 investments in these securities to $102.1 million. The Company also expanded investment in its second lien program during the quarter, adding approximately $11.3 million of new loans. As mortgage rates rise, we expect this volume to increase further.
We expect to begin a non-QM first lien program during the first half of this year. We believe both the first lien non-QM and second lien programs will deliver more attractive returns in the current interest rate environment. The Company has approximately 78% of its capital allocated to credit strategies, which we believe will enable us to better manage the current interest rate environment. The Company is well positioned with liquidity and capital to continue to build its credit strategy into 2018.”

Capital Allocation
The following tables set forth our allocated capital by investment type at December 31, 2017, our interest income and interest expense by investment type, and the weighted average yield, average cost of funds and portfolio net interest margin for our average interest earning assets (by investment type) for the three months ended December 31, 2017 (dollar amounts in thousands):

Capital Allocation at December 31, 2017:
	Agency RMBS(1)	Multi-Family (2)	Distressed Residential (3)	Other (4)	Total
Carrying Value	$1,169,535	$816,805	$474,128	$140,325	$2,600,793
Liabilities
Callable	(928,823)	(309,935)	(161,277)	(25,946)	(1,425,981)
Non-Callable	—	(29,164)	(52,373)	(115,308)	(196,845)
Convertible	—	—	—	(128,749)	(128,749)
Hedges (Net) (5)	10,763	—	—	—	10,763
Cash (6)	12,365	2,145	9,615	81,407	105,532
Goodwill	—	—	—	25,222	25,222
Other	961	(4,651)	15,673	(26,717)	(14,734)
Net Capital Allocated	$264,801	$475,200	$285,766	$(49,766)	$976,001
% of Capital Allocated	27.1%	48.7%	29.3%	(5.1)%	100.0%

Net Interest Income- Three Months Ended December 31, 2017:
Interest Income	$6,083	$16,570	$4,424	$1,432	$28,509
Interest Expense	(3,352)	(3,358)	(2,737)	(4,022)	(13,469)
Net Interest Income (Expense)	$2,731	$13,212	$1,687	$(2,590)	$15,040

Portfolio Net Interest Margin - Three Months Ended December 31, 2017
Average Interest Earning Assets (7)	$971,707	$596,701	$480,711	$126,447	$2,175,566
Weighted Average Yield on Interest Earning Assets (8)	2.50%	11.11%	3.68%	4.53%	5.24%
Less: Average Cost of Funds (9)	(1.68)%	(4.49)%	(4.56)%	(3.22)%	(2.85)%
Portfolio Net Interest Margin (10)	0.82%	6.62%	(0.88)%	1.31%	2.39%

(1)	Includes Agency fixed-rate RMBS, Agency ARMs and Agency IOs.

(2)
The Company, through its ownership of certain securities, has determined it is the primary beneficiary of the Consolidated K-Series and has consolidated the Consolidated K-Series into the Company’s consolidated financial statements.  Average Interest Earning Assets for the quarter excludes all Consolidated K-Series assets other than those securities actually owned by the Company. Interest income amounts represent interest income earned by securities that are actually owned by the Company. A reconciliation of net capital allocated to and net interest income from multi-family investments is included below in “Additional Information.”

(3)	Includes $331.5 million of distressed residential mortgage loans, $36.9 million of distressed residential mortgage loans, at fair value and $101.9 million of Non-Agency RMBS.

(4)
Other includes $73.8 million of residential mortgage loans held in securitization trusts, $50.2 million of residential second mortgages, at fair value, $12.6 million of investments in unconsolidated entities and $3.5 million of mortgage loans held for sale and mortgage loans held for investment. Mortgage loans held for sale and mortgage loans held for investment are included in the Company’s accompanying consolidated balance sheets in receivables and other assets. Non-callable liabilities consist of $45.0 million in subordinated debentures and $70.3 million in residential collateralized debt obligations.

(5)	Includes derivative assets and restricted cash posted as margin.

(6)
Includes $0.5 million held in overnight deposits relating to our Agency IO investments and $9.6 million in deposits held in our distressed residential securitization trusts to be used to pay down outstanding debt. These deposits are included in the Company’s accompanying consolidated balance sheets in receivables and other assets.

(7)	Our Average Interest Earning Assets is calculated each quarter based on daily average amortized cost.

(8)	Our Weighted Average Yield on Interest Earning Assets was calculated by dividing our annualized interest income for the quarter by our Average Interest Earning Assets for the quarter.

(9)
Our Average Cost of Funds was calculated by dividing our annualized interest expense for the quarter by our average interest bearing liabilities, excluding our subordinated debentures and convertible notes, which generated interest expense of approximately $0.6 million and $2.6 million, respectively, for the quarter. Our Average Cost of Funds includes interest expense on our interest rate swaps and amortization of premium on our swaptions.

(10)
Portfolio Net Interest Margin is the difference between our Weighted Average Yield on Interest Earning Assets and our Average Cost of Funds, excluding the weighted average cost of subordinated debentures and convertible notes.

Prepayment History

The following table sets forth the actual constant prepayment rates (“CPR”) for selected asset classes, by quarter, for the quarterly periods indicated.

Quarter Ended	Agency Fixed-Rate RMBS	Agency ARMs	Agency IOs	Residential Securitizations
December 31, 2017	6.3%	12.9%	17.8%	22.1%
September 30, 2017	12.8%	9.4%	17.4%	18.2%
June 30, 2017	9.6%	16.5%	17.5%	16.8%
March 31, 2017	10.6%	8.3%	15.9%	5.1%
December 31, 2016	12.3%	21.7%	19.4%	11.1%
September 30, 2016	10.0%	20.7%	18.2%	15.9%
June 30, 2016	10.2%	17.6%	15.6%	17.8%
March 31, 2016	7.9%	13.5%	14.7%	14.8%

Fourth Quarter Earnings Summary

For the quarter ended December 31, 2017, we reported net income attributable to common stockholders of $24.6 million as compared to $24.6 million in the quarter ended September 30, 2017.

We generated net interest income of $15.0 million and a portfolio net interest margin of 239 basis points for the quarter ended December 31, 2017 as compared to net interest income of $13.3 million and a portfolio net interest margin of 281 basis points for the quarter ended September 30, 2017. The $1.7 million increase in net interest income in the fourth quarter was primarily driven by an increase in average interest earning assets in our Agency RMBS and multi-family portfolios funded, in substantial part, by capital raised in our Series D Preferred Stock offering in October 2017. Our net interest margin decreased 42 basis points due primarily to an increase in the portion of our interest earning assets that are invested in Agency RMBS and a decline in net margin generated by our distressed residential portfolio.

For the quarter ended December 31, 2017, we recognized other income of $25.2 million as compared to other income of $24.9 million in the quarter ended September 30, 2017. The increase in other income of $0.3 million is primarily driven by:

•
An increase in net unrealized gains on multi-family loans and debt held in securitization trusts of $11.3 million primarily due to tightening of credit spreads on our multi-family CMBS acquired during the year.

•	A decrease in realized gains on investment securities and related hedges of $4.1 million due to reduced CMBS sales.

•
A decrease in other income of $5.4 million, which is primarily due to income recognized from redemptions/payoffs of joint venture investments and a mezzanine loan during the quarter ended September 30, 2017 that was not replicated during the fourth quarter.

•	A decrease in realized gains on distressed residential mortgage loans of $1.7 million resulting from lower sales activity during the fourth quarter.

The following table details the general and administrative expenses for the quarters ended December 31, 2017 and September 30, 2017, respectively (dollar amounts in thousands):

	Three Months Ended
General and Administrative Expenses	December 31, 2017	September 30, 2017
Salaries, benefits and directors’ compensation	$2,415	$2,456
Base management and incentive fees	163	1,386
Other general and administrative expenses	1,747	1,786
Total general and administrative expenses	$4,325	$5,628

The decrease in general and administrative expenses in the fourth quarter can be primarily attributed to a decrease in incentive fee expense on our distressed residential loan strategy due to lower sales activity during the fourth quarter.

The following table details the operating expenses related to our distressed residential mortgage loans and the operating real estate and real estate held for sale in consolidated variable interest entities for the quarters ended December 31, 2017 and September 30, 2017, respectively (dollar amounts in thousands):

	Three Months Ended
Operating Expenses	December 31, 2017	September 30, 2017
Expenses related to distressed residential mortgage loans	$2,064	$2,225
Expenses related to operating real estate and real estate held for sale in consolidated variable interest entities	1,899	3,143
Total operating expenses	$3,963	$5,368

During the third quarter of 2017, one of the multi-family apartment properties that are consolidated in the Company's financial statements in accordance with GAAP was reclassified from operating real estate held in consolidated variable interest entities to real estate held for sale in consolidated variable interest entities. Accordingly, no depreciation and amortization expense was recognized in the fourth quarter, contributing to the decrease in total operating expenses of $1.4 million.

The results of operations applicable to the operating real estate and real estate held for sale in consolidated variable interest entities included in the Company's consolidated statements of operations for the three months ended December 31, 2017 are as follows (dollar amounts in thousands):

Three Months Ended December 31, 2017
Income from operating real estate and real estate held for sale in consolidated variable interest entities	$2,535
Expenses related to operating real estate and real estate held for sale in consolidated variable interest entities	(1,899)
Net income from operating real estate and real estate held for sale in consolidated variable interest entities	636
Net income from operating real estate and real estate held for sale in consolidated variable interest entities attributable to non-controlling interest	(238)
Net income from operating real estate and real estate held for sale in consolidated variable interest entities attributable to Company's common stockholders	$398

Analysis of Changes in Book Value

The following table analyzes the changes in book value of our common stock for the quarter ended December 31, 2017 (amounts in thousands, except per share):

	Quarter Ended December 31, 2017
	Amount	Shares	Per Share(1)
Beginning Balance	$677,053	111,854	$6.05
Common stock issuance, net	717	56
Preferred stock issuance, net	130,496
Preferred stock liquidation preference	(135,000)
Balance after share issuance activity	673,266	111,910	6.01
Dividends declared	(22,382)		(0.20)
Net change in accumulated other comprehensive income:
Hedges	(19)		—
Investment securities	(3,632)		(0.03)
Net income attributable to Company's common stockholders	24,632		0.22
Ending Balance	$671,865	111,910	$6.00

(1)	Outstanding shares used to calculate book value per share for the ending balance is based on outstanding shares as of December 31, 2017 of 111,909,909.

Conference Call

On Wednesday, February 21, 2018 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and twelve months ended December 31, 2017. The conference call dial-in number is (877) 312-8806. The replay will be available until Wednesday, February 28, 2018 and can be accessed by dialing (855) 859-2056 and entering passcode 3385846. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

Full year 2017 financial and operating data can be viewed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, which is expected to be filed with the Securities and Exchange Commission on or about March 1, 2018. A copy of the Form 10-K will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust for federal income tax purposes (“REIT”). NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing mortgage-related and residential housing-related assets and targets multi-family CMBS, direct financing to owners of multi-family properties through preferred equity and mezzanine loan investments, residential mortgage loans, including second mortgages and loans sourced from distressed markets, non-Agency RMBS, Agency RMBS and other mortgage- related and residential housing- related investments. Headlands Asset Management, LLC provides investment management services to the Company with respect to its distressed residential loans. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms in this press release: “RMBS” refers to residential mortgage-backed securities comprised of adjustable-rate, hybrid adjustable-rate, fixed-rate, interest only and inverse interest only, and principal only securities; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential mortgage loans issued or guaranteed by a federally chartered corporation ("GSE"), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); "Non-Agency RMBS" refers to RMBS backed by performing, re-performing and non-performing mortgage loans; “Agency ARMs” refers to Agency RMBS comprised of adjustable-rate and hybrid adjustable-rate RMBS; "Agency fixed-rate RMBS" refers to Agency RMBS comprised of fixed-rate RMBS; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “Agency IOs” refers to an IO that represents the right to the interest component of cash flow from a pool of residential mortgage loans issued or guaranteed by a GSE, or an agency of the U.S. government; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “ARMs” refers to adjustable-rate residential mortgage loans; “residential securitized loans” refers to prime credit quality ARMs held in securitization trusts; “distressed residential mortgage loans” or "distressed residential loans" refers to pools of performing, re-performing and to a lesser extent non-performing, fixed-rate and adjustable-rate, fully amortizing, interest-only and balloon, seasoned mortgage loans secured by first liens on one- to four-family properties; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities, as well as IO or PO securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “multi-family securitized loans” refers to the commercial mortgage loans included in the Consolidated K-Series; “CDO” refers to collateralized debt obligation; “CLO” refers to collateralized loan obligation; and "Consolidated K-Series” refers to Freddie Mac-sponsored multi-family loan K-Series securitizations in which the Company owns certain securities.

Additional Information

We determined that the Consolidated K-Series were variable interest entities and that we are the primary beneficiary of the Consolidated K-Series. As a result, we are required to consolidate the Consolidated K-Series’ underlying multi-family loans including their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the Consolidated K-Series, which requires that changes in valuations in the assets and liabilities of the Consolidated K-Series be reflected in our consolidated statements of operations.

A reconciliation of our net capital allocated to multi-family investments to our consolidated financial statements as of December 31, 2017 is set forth below (dollar amounts in thousands):

Multi-family loans held in securitization trusts, at fair value	$9,657,421
Multi-family CDOs, at fair value	(9,189,459)
Net carrying value	467,962
Investment securities available for sale, at fair value	141,420
Total CMBS, at fair value	609,382
Preferred equity investments, mezzanine loans and investments in unconsolidated entities	177,440
Real estate under development (1)	22,904
Real estate held for sale in consolidated variable interest entities	64,202
Mortgages and notes payable in consolidated variable interest entities	(57,124)
Financing arrangements, portfolio investments	(309,935)
Securitized debt	(29,164)
Cash and other	(2,505)
Net Capital in Multi-Family	$475,200

(1)	Included in the Company’s accompanying consolidated balance sheets in receivables and other assets.

A reconciliation of our net interest income in multi-family investments to our consolidated financial statements for the three months ended December 31, 2017 is set forth below (dollar amounts in thousands):

Three Months Ended December 31, 2017
Interest income, multi-family loans held in securitization trusts	$83,881
Interest income, investment securities, available for sale (1)	2,400
Interest income, mezzanine loan and preferred equity investments (1)	4,119
Interest expense, multi-family collateralized debt obligation	(73,830)
Interest income, Multi-Family, net	16,570
Interest expense, investment securities, available for sale	(2,645)
Interest expense, securitized debt	(713)
Net interest income, Multi-Family	$13,212

(1)	Included in the Company’s accompanying consolidated statements of operations in interest income, investment securities and other.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (“SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. The following factors are examples of those that could cause actual results to vary from the Company’s forward-looking statements: changes in interest rates and the market value of the Company’s securities; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; market volatility; changes in the prepayment rates on the mortgage loans underlying the Company’s investment securities; increased rates of default and/or decreased recovery rates on the Company's assets; the Company’s ability to borrow to finance its assets and the terms thereof; changes in governmental laws, regulations or policies affecting the Company’s business; changes in the Company's relationship with its external manager; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT:    AT THE COMPANY
Emily Stiller
Controller
Phone: (980) 224-4186
Email: estiller@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	December 31, 2017	December 31, 2016
	(unaudited)
ASSETS
Investment securities, available for sale, at fair value (including pledged securities of $1,076,187 and $690,592, as of December 31, 2017 and December 31, 2016, respectively and $47,922 and $43,897 held in securitization trusts as of December 31, 2017 and December 31, 2016, respectively)	$1,413,081	$818,976
Residential mortgage loans held in securitization trusts, net	73,820	95,144
Residential mortgage loans, at fair value	87,153	17,769
Distressed residential mortgage loans, net (including $121,791 and $195,347 held in securitization trusts as of December 31, 2017 and December 31, 2016, respectively)	331,464	503,094
Multi-family loans held in securitization trusts, at fair value	9,657,421	6,939,844
Derivative assets	846	150,296
Cash and cash equivalents	95,191	83,554
Investment in unconsolidated entities	51,143	79,259
Preferred equity and mezzanine loan investments	138,920	100,150
Real estate held for sale in consolidated variable interest entities	64,202	—
Goodwill	25,222	25,222
Receivables and other assets	117,822	138,323
Total Assets (1)	$12,056,285	$8,951,631
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Financing arrangements, portfolio investments	$1,276,918	$773,142
Financing arrangements, residential mortgage loans	149,063	192,419
Residential collateralized debt obligations	70,308	91,663
Multi-family collateralized debt obligations, at fair value	9,189,459	6,624,896
Securitized debt	81,537	158,867
Mortgages and notes payable in consolidated variable interest entities	57,124	1,588
Derivative liabilities	—	498
Payable for securities purchased	—	148,015
Accrued expenses and other liabilities	82,126	64,381
Subordinated debentures	45,000	45,000
Convertible notes	128,749	—
Total liabilities (1)	11,080,284	8,100,469
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value, 7.75% Series B cumulative redeemable, $25 liquidation preference per share, 6,000,000 shares authorized, 3,000,000 shares issued and outstanding	72,397	72,397
Preferred stock, $0.01 par value, 7.875% Series C cumulative redeemable, $25 liquidation preference per share, 4,140,000 shares authorized, 3,600,000 shares issued and outstanding	86,862	86,862
Preferred stock, $0.01 par value, 8.00% Series D Fixed-to-Floating Rate cumulative redeemable, $25 liquidation preference per share, 5,750,000 shares authorized and 5,400,000 issued and outstanding	130,496	—
Common stock, $0.01 par value, 400,000,000 shares authorized, 111,909,909 and 111,474,521 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	1,119	1,115
Additional paid-in capital	751,155	748,599
Accumulated other comprehensive income	5,553	1,639
Accumulated deficit	(75,717)	(62,537)
Company's stockholders' equity	971,865	848,075
Non-controlling interest in consolidated variable interest entities	4,136	3,087
Total equity	976,001	851,162
Total Liabilities and Stockholders' Equity	$12,056,285	$8,951,631

(1)
Our consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of December 31, 2017 and December 31, 2016, assets of consolidated VIEs totaled $10,041,468 and $7,330,872, respectively, and the liabilities of consolidated VIEs totaled $9,436,421 and $6,902,536, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2017	2016	2017	2016
INTEREST INCOME:
Investment securities and other	$14,194	$8,081	$43,909	$33,696
Multi-family loans held in securitization trusts	83,881	61,767	297,124	249,191
Residential mortgage loans	1,954	1,066	6,117	3,770
Distressed residential mortgage loans	2,310	7,475	18,937	32,649
Total interest income	102,339	78,389	366,087	319,306

INTEREST EXPENSE:
Investment securities and other	8,212	5,356	25,344	17,764
Convertible notes	2,633	—	9,852	—
Multi-family collateralized debt obligations	73,830	54,771	261,665	222,553
Residential collateralized debt obligations	485	308	1,463	1,246
Securitized debt	1,543	2,608	7,481	11,044
Subordinated debentures	596	532	2,296	2,061
Total interest expense	87,299	63,575	308,101	254,668

NET INTEREST INCOME	15,040	14,814	57,986	64,638

OTHER INCOME (LOSS):
Recovery of loan losses	1,288	177	1,739	838
Realized (loss) gain on investment securities and related hedges, net	(62)	(8,978)	3,888	(3,645)
Realized gain on distressed residential mortgage loans at carrying value, net	5,025	2,875	26,049	14,865
Net gain on residential mortgage loans at fair value	961	—	1,678	—
Unrealized gain on investment securities and related hedges, net	268	8,664	1,955	7,070
Unrealized gain on multi-family loans and debt held in securitization trusts, net	13,688	692	18,872	3,032
Income from operating real estate and real estate held for sale in consolidated variable interest entities	2,535	—	7,280	—
Other income	1,515	2,245	13,552	19,078
Total other income	25,218	5,675	75,013	41,238

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	4,162	3,535	18,357	15,246
Base management and incentive fees	163	1,303	4,517	9,261
Expenses related to distressed residential mortgage loans	2,064	2,382	8,746	10,714
Expenses related to operating real estate and real estate held for sale in consolidated variable interest entities	1,899	—	9,457	—
Total general, administrative and operating expenses	8,288	7,220	41,077	35,221

INCOME FROM OPERATIONS BEFORE INCOME TAXES	31,970	13,269	91,922	70,655
Income tax expense	1,169	375	3,355	3,095
NET INCOME	30,801	12,894	88,567	67,560
Net (income) loss attributable to non-controlling interest in consolidated variable interest entities	(184)	3	3,413	(9)
NET INCOME ATTRIBUTABLE TO COMPANY	30,617	12,897	91,980	67,551
Preferred stock dividends	(5,985)	(3,225)	(15,660)	(12,900)
NET INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$24,632	$9,672	$76,320	$54,651

Basic earnings per common share	$0.22	$0.09	$0.68	$0.50
Diluted earnings per common share	$0.21	$0.09	$0.66	$0.50
Weighted average shares outstanding-basic	111,871	109,911	111,836	109,594
Weighted average shares outstanding-diluted	131,565	109,911	130,343	109,594

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Net interest income	$15,040	$13,320	$15,708	$13,918	$14,814
Total other income	25,218	24,918	8,172	16,705	5,675
Total general, administrative and operating expenses	8,288	10,996	11,589	10,204	7,220
Income from operations before income taxes	31,970	27,242	12,291	20,419	13,269
Income tax expense	1,169	507	442	1,237	375
Net income	30,801	26,735	11,849	19,182	12,894
Net (income) loss attributable to non-controlling interest in consolidated variable interest entities	(184)	1,110	2,487	—	3
Net income attributable to Company	30,617	27,845	14,336	19,182	12,897
Preferred stock dividends	(5,985)	(3,225)	(3,225)	(3,225)	(3,225)
Net income attributable to Company's common stockholders	24,632	24,620	11,111	15,957	9,672
Basic earnings per common share	$0.22	$0.22	$0.10	$0.14	$0.09
Diluted earnings per common share	$0.21	$0.21	$0.10	$0.14	$0.09
Weighted average shares outstanding - basic	111,871	111,886	111,863	111,721	109,911
Weighted average shares outstanding - diluted	131,565	131,580	111,863	126,602	109,911

Book value per common share	$6.00	$6.05	$6.02	$6.08	$6.13
Dividends declared per common share	$0.20	$0.20	$0.20	$0.20	$0.24
Dividends declared per preferred share on Series B Preferred Stock	$0.48	$0.48	$0.48	$0.48	$0.48
Dividends declared per preferred share on Series C Preferred Stock	$0.49	$0.49	$0.49	$0.49	$0.49
Dividends declared per preferred share on Series D Preferred Stock	$0.51	—	—	—	—

Capital Allocation Summary

The following tables set forth our allocated capital by investment type as well as the weighted average yield on interest earning assets, average cost of funds and portfolio net interest margin for our interest earning assets for the periods indicated (dollar amounts in thousands):

	Agency RMBS	Multi-Family	Distressed Residential	Other	Total
At December 31, 2017
Carrying value	$1,169,535	$816,805	$474,128	$140,325	$2,600,793
Net capital allocated	$264,801	$475,200	$285,766	$(49,766)	$976,001
Three Months Ended December 31, 2017
Average interest earning assets	$971,707	$596,701	$480,711	$126,447	$2,175,566
Weighted average yield on interest earning assets	2.50%	11.11%	3.68%	4.53%	5.24%
Less: Average cost of funds	(1.68)%	(4.49)%	(4.56)%	(3.22)%	(2.85)%
Portfolio net interest margin	0.82%	6.62%	(0.88)%	1.31%	2.39%

At September 30, 2017
Carrying value	$417,957	$723,170	$535,520	$136,304	$1,812,951
Net capital allocated	$90,526	$495,882	$305,668	$(46,071)	$846,005
Three Months Ended September 30, 2017
Average interest earning assets	$453,323	$536,537	$531,050	$126,848	$1,647,758
Weighted average yield on interest earning assets	1.70%	11.39%	4.37%	4.21%	5.91%
Less: Average cost of funds	(1.44)%	(4.46)%	(4.28)%	(2.57)%	(3.10)%
Portfolio net interest margin	0.26%	6.93%	0.09%	1.64%	2.81%

At June 30, 2017
Carrying value	$449,437	$749,643	$568,273	$133,488	$1,900,841
Net capital allocated	$110,497	$508,068	$290,414	$(65,536)	$843,443
Three Months Ended June 30, 2017
Average interest earning assets	$485,194	$529,285	$621,936	$123,711	$1,760,126
Weighted average yield on interest earning assets	1.65%	11.10%	5.91%	3.96%	6.16%
Less: Average cost of funds	(1.30)%	(4.28)%	(4.29)%	(2.13)%	(3.04)%
Portfolio net interest margin	0.35%	6.82%	1.62%	1.83%	3.12%

At March 31, 2017
Carrying value	$481,960	$733,383	$645,455	$132,266	$1,993,064
Net capital allocated	$133,070	$501,133	$285,708	$(67,165)	$852,746
Three Months Ended March 31, 2017
Average interest earning assets	$529,485	$457,943	$661,738	$120,372	$1,769,538
Weighted average yield on interest earning assets	1.97%	11.31%	4.69%	3.73%	5.53%
Less: Average cost of funds	(1.23)%	(4.55)%	(3.71)%	(2.81)%	(2.83)%
Portfolio net interest margin	0.74%	6.76%	0.98%	0.92%	2.70%

At December 31, 2016
Carrying value	$529,250	$628,522	$671,272	$127,359	$1,956,403
Net capital allocated	$134,054	$394,401	$260,575	$62,132	$851,162
Three Months Ended December 31, 2016
Average interest earning assets	$562,802	$377,751	$673,639	$121,761	$1,735,953
Weighted average yield on interest earning assets	1.20%	12.36%	5.48%	3.37%	5.44%
Less: Average cost of funds	(1.28)%	(5.54)%	(3.64)%	(2.48)%	(2.81)%
Portfolio net interest margin	(0.08)%	6.82%	1.84%	0.89%	2.63%